UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 15, 2014, affiliates of Medical Properties Trust, Inc. and its operating partnership, MPT Operating Partnership, L.P. (collectively, “MPT”) entered into definitive agreements to acquire the real estate assets of up to 40 healthcare facilities from the Median Kliniken group S.à r.l. (“Median”), a German provider of post-acute and acute rehabilitation services, for an aggregate purchase price of approximately €705 million. Median’s real estate portfolio consists of rehabilitation hospitals and acute care hospitals located across 11 states in the Federal Republic of Germany.

As previously disclosed, the initial step of the acquisition was completed on December 15, 2014 when Waterland Private Equity Fund V C.V. (“Waterland”) and MPT closed on the acquisition of Median from its then-current owners. In connection with the closing, MPT funded or agreed to fund approximately €425 million, primarily in the form of interim loans to affiliates of Waterland and Median.

On April 29, 2015, MPT subsidiaries entered into a series of definitive agreements with Median, pursuant to which the MPT subsidiaries agreed to purchase the real estate assets of 31 hospitals owned by Median in sale-leaseback transactions for an aggregate purchase price of approximately €647 million ($718 million based on current exchange rates). The purchase price will be reduced and offset against the interim loans made to affiliates of Waterland and Median as described above and against the amount of any debt assumed or repaid by MPT or its subsidiaries in connection with closing.

Upon acquisition, each property will become subject to a master lease between the MPT subsidiaries and Median, dated April 29, 2015, providing for the leaseback of the property to Median. The master lease has an initial term of 27 years and provides for an initial GAAP lease rate of 9.3%, with annual escalators at the greater of one percent or 70% of the German consumer price index. Pursuant to the updated transaction agreements, MPT may acquire an additional facility from Median in a substantially similar sale-leaseback transaction subject to the master lease, resulting in an aggregate purchase price for all acquired facilities of approximately €688.4 million ($764 million based on current exchange rates).

Closing of the sale-leaseback transactions, which is expected to occur serially over the next several months, is subject to customary real estate, regulatory and other closing conditions, including waiver of any statutory pre-emption rights by local municipalities and antitrust clearance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: May 5, 2015

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: May 5, 2015